EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE


Contacts:         Earl O. Bradley, III, Chief Executive Officer
                  Telephone: (931) 552-6176


                             FIRST ADVANTAGE BANCORP
                          ANNOUNCES ANNUAL MEETING DATE

         Clarksville, Tennessee -- March 3, 2008 -- First Advantage Bancorp (NASDAQ: FABK), the parent holding company of First Federal Savings Bank, announced today that the Company's annual meeting of stockholders will be held on Wednesday, June 11, 2008.

         First Advantage Bancorp is the holding company for First Federal Savings Bank, a federally-chartered savings bank headquartered in Clarksville, Tennessee. First Federal Savings Bank is a community-oriented financial institution offering financial services within its local communities through its main office and four branch offices located in Clarksville, Tennessee.